UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

MBT FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Michigan	000-30973	38-3516922

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

102 East Front Street, Monroe, Michigan	48161

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (734) 241-3431

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

On November 18, 2014, MBT Financial Corp. (the "Company") amended its previous agreements providing for one year of severance pay in connection with termination of employment without cause for the following executive officers. The amendments were technical in nature and did not provide for any change in the level of benefit provided to the executive officers.

Donald M. Lieto, Executive Vice President, Senior Administration Manager

Scott McKelvey, Executive Vice President, Regional President Wayne County

Thomas G. Myers, Executive Vice President, Chief Lending Manager

John L. Skibski, Executive Vice President, Chief Financial Officer

In addition, on November 18, 2014, the Company entered into an identical agreement with Ms. Audrey Mistor, the Company’s Executive Vice President, Wealth Management Group Manager.

The agreements are identical with respect to each of the above named executive officers of the Company. The form of agreement executed by each such officer is attached hereto as Exhibit 10.

Summary of the agreement: In the event the Company terminates the employment of the executive, without cause, prior to a "change in control," as that term is defined in each of the agreements, the executive is entitled to receive as severance pay one year of his or her base salary. In the event of a termination of employment, for any reason, within one year after a change in control, the executive is entitled to severance pay equal to one year of his or her base salary, plus an amount equal to his or her average cash bonus for the prior three year period. Under the terms of the agreements, severance payments are payable as follows. If a qualifying termination occurs prior to a change in control, 50% of the severance payment is disbursed in a lump sum upon termination, with the remaining amount payable over the twelve months immediately following termination. In the event the qualifying termination occurs within one year following a change in control, the entire severance payment is due within ten days after the executive's termination. In addition, the Company is obligated to pay the COBRA premiums for the continuation of healthcare benefits for the executive and his or her eligible dependents for the twelve month period following termination of employment. The agreement also provides confidentiality obligations on the part of the executives and obligates them not to compete with the Company for a period of one year after termination of employment, regardless of the reason for termination.

Forward-Looking Statements

Certain statements contained in this current report on Form 8-K that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In addition, certain statements may be contained in the Company’s future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” “continue,” “remain,” “will,” “should,” “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

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Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements including, among others, any failure to satisfy all closing conditions for the transactions discussed herein and any resulting inability to complete the issuance and sale of shares of Common Stock in the manner intended.

Item 9.01  Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit

10	Form of Severance Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

MBT FINANCIAL CORP.

Date: November 19, 2014

By:  /s/ John L. Skibski

John L. Skibski

Executive Vice President and Chief Financial Officer

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